                                                                      Exhibit 12

NBC ACQUISITION CORP. AND SUBSIDIARY

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                     FIVE      SEVEN
                                                                    MONTHS    MONTHS     YEAR
                                                YEARS ENDED         ENDED      ENDED    ENDED     NINE MONTHS ENDED
                                                 MARCH 31,         AUGUST 31, MARCH 31, MARCH 31,    DECEMBER 31,
                                      ---------------------------  ---------- --------- --------- -----------------
                                       1993      1994      1995      1995      1996      1997      1996     1997
Pre-tax income (loss) from
  continuing operations               $15,276   $14,090   $15,570   $14,542   $(3,468)  $ 5,759   $ 4,966   $ 6,643

Add:
 Interest expense and
  amortization of deferred
  finance charges on all
  indebtedness                            704       616       766       952     6,035    10,760     8,286     7,979
 Interest portion of lease rentals      1,093     1,169     1,297       574       804     1,517     1,119     1,410
                                      -------   -------   -------   -------   -------   -------   -------   -------
 Pre-tax income from
  continuing operations,
  as adjusted                         $17,073   $15,875   $17,633   $16,068   $ 3,371   $18,036   $14,371   $16,032
                                      =======   =======   =======   =======   =======   =======   =======   =======

Fixed charges:
 Interest expense and
  amortization of deferred
  finance charges on all
  indebtedness                        $   704   $   616   $   766   $   952   $ 6,035   $10,760   $ 8,286   $ 7,979
 Interest portion of lease rentals      1,093     1,169     1,297       574       804     1,517     1,119     1,410
                                      -------   -------   -------   -------   -------   -------   -------   -------
    Total fixed charges               $ 1,797   $ 1,785   $ 2,063   $ 1,526   $ 6,839   $12,277   $9,405    $ 9,389
                                      =======   =======   =======   =======   =======   =======   =======   =======

Ratio of earnings to fixed
 charges                                  9.5       8.9       8.5      10.5       0.5       1.5      1.5        1.7
                                      =======   =======   =======   =======   =======   =======   =======   =======
                                                                                  (1)

(1) Earnings were insufficient to cover fixed charges by $3,468,000.

NBC ACQUISITION CORP.  AND SUBSIDIARY

PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
----------------------------------------------------------------

                                                                                               LAST
                                                                                              TWELVE
                                                              YEAR         NINE MONTHS        MONTHS
                                                              ENDED           ENDED           ENDED
                                                            MARCH 31,      DECEMBER 31,    DECEMBER 31,
                                                              1997            1997            1997
Pro forma pre-tax income (loss) from continuing
 operations                                                 $ (3,915)      $ (1,282)      $ (1,687)
                                                            --------       --------       --------

Fixed charges:
 Interest expense and amortization of deferred finance
  charges on all indebtedeness - pro forma                    21,378         16,398         21,595
 Interest portion of lease rentals                             1,517          1,410          1,517
                                                            --------       --------       --------

          Total fixed charges                               $ 22,895       $ 17,808       $ 23,112
                                                            ========       ========       ========

          Total earnings and fixed charges                  $ 18,980       $ 16,526       $ 21,425
                                                            ========       ========       ========
Pro forma ratio of earnings to fixed charges                   (1)            (2)            (3)
                                                            ========       ========       ========


(1) Earnings were insufficient to cover fixed charges by $3,915,000.
(2) Earnings were insufficient to cover fixed charges by $1,282,000.
(3) Earnings were insufficient to cover fixed charges by $1,687,000.